Exhibit 99.1

L BRANDS REPORTS RECORD FIRST QUARTER ADJUSTED EARNINGS

- RAISES 2015 EARNINGS GUIDANCE -

Columbus, Ohio (May 20, 2015) - L Brands, Inc. (NYSE: LB) today reported first quarter earnings results.

Adjusted earnings per share for the first quarter ended May 2, 2015, which exclude a $78.1 million ($0.23 per share) pre-tax gain on the sale of the company’s remaining interest in the third-party apparel sourcing business, increased 15 percent to $0.61 compared to $0.53 for the quarter ended May 3, 2014. First quarter operating income increased 11 percent to $371.8 million compared to $336.1 million last year, and adjusted net income was $181.5 million compared to $157.0 million last year.

Including the gain from the sale of the sourcing business mentioned above, reported first quarter earnings per share were $0.84 compared to $0.53 last year, and net income was $250.5 million compared to $157.0 million last year.

Net sales of $2.512 billion for the first quarter ended May 2, 2015, increased 5 percent compared to sales of $2.391 billion for the quarter ended May 3, 2014. Comparable store sales for the first quarter ended May 2, 2015, increased 5 percent.

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant item.

2015 Outlook
The company increased its guidance for 2015 full-year adjusted earnings per share to $3.50 to $3.70 from $3.45 to $3.65 previously, and issued guidance for second quarter earnings per share between $0.60 and $0.65.

Earnings Call and Additional Information
L Brands will conduct its first quarter earnings call at 9:15 a.m. Eastern on May 21. To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 33156271) (international replay number: 1-404-537-3406 (conference ID 33156271)) or log onto www.LB.com. Additional first quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,966 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 600 additional noncompany-owned locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this press release or the first quarter earnings call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors’ in our 2014 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2015

Comparable Store Sales Increase (Decrease):

	First Quarter 2015	First Quarter 2014

Victoria's Secret[1]	5%	2%
Bath & Body Works[1]	4%	2%
L Brands	5%	2%
Victoria's Secret Direct Sales	(6%)	0%

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	First Quarter 2015	First Quarter 2014

Victoria's Secret Stores[1]	$1,345.6	$1,245.3
Victoria's Secret Direct	338.3	358.3
Total Victoria's Secret	$1,683.9	$1,603.6
Bath & Body Works Stores[1]	$554.0	$530.2
Bath & Body Works Direct	59.3	51.4
Total Bath & Body Works	$613.3	$581.6
VS & BBW International[2]	$91.5	$71.0
Other[3]	$123.2	$135.0
L Brands	$2,511.9	$2,391.2

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada and royalty and wholesale sales associated with partner-operated stores.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	1/31/15	Opened	Closed	5/2/15

Victoria's Secret U.S.	983	2	(1)	984
PINK U.S.	115	5	—	120
Victoria's Secret Canada	31	1	—	32
PINK Canada	10	—	—	10
Total Victoria's Secret	1,139	8	(1)	1,146

Bath & Body Works U.S.	1,558	3	(2)	1,559
Bath & Body Works Canada	88	1	—	89
Total Bath & Body Works	1,646	4	(2)	1,648

Victoria's Secret U.K.	8	—	—	8
PINK U.K.	2	—	—	2
Henri Bendel	29	—	—	29
La Senza Canada	145	—	(12)	133
Total L Brands Stores	2,969	12	(15)	2,966

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 5/2/15

Victoria's Secret Beauty & Accessories	290	15	(1)	304
Victoria's Secret	13	1	—	14
PINK	1	—	—	1
Bath & Body Works	80	13	(2)	91
La Senza	266	—	(8)	258
Total	650	29	(11)	668

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED MAY 2, 2015 AND MAY 3, 2014
(Unaudited)
(In thousands except per share amounts)

	2015	2014
Net Sales	$2,511,939	$2,391,230
Costs of Goods Sold, Buying and Occupancy	(1,455,980)	(1,409,138)
Gross Profit	1,055,959	982,092
General, Administrative and Store Operating Expenses	(684,116)	(645,981)
Operating Income	371,843	336,111
Interest Expense	(79,948)	(84,323)
Other Income	77,694	3,654
Income Before Income Taxes	369,589	255,442
Provision for Income Taxes	119,123	98,460
Net Income	$250,466	$156,982

Net Income Per Diluted Share	$0.84	$0.53

Weighted Average Shares Outstanding	299,143	297,324

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED MAY 2, 2015 AND MAY 3, 2014
(Unaudited)
(In thousands except per share amounts)

	2015			2014
	Reported	Adjustments	Adjusted	Reported
Net Sales	$2,511,939	$—	$2,511,939	$2,391,230
Costs of Goods Sold, Buying and Occupancy	(1,455,980)	—	(1,455,980)	(1,409,138)
Gross Profit	1,055,959	—	1,055,959	982,092
General, Administrative and Store Operating Expenses	(684,116)	—	(684,116)	(645,981)
Operating Income	371,843	—	371,843	336,111
Interest Expense	(79,948)	—	(79,948)	(84,323)
Other Income	77,694	(78,057)	(363)	3,654
Income Before Income Taxes	369,589	(78,057)	291,532	255,442
Provision for Income Taxes	119,123	(9,079)	110,044	98,460
Net Income	$250,466	$(68,978)	$181,488	$156,982

Net Income Per Diluted Share	$0.84		$0.61	$0.53

Weighted Average Shares Outstanding	299,143		299,143	297,324

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2015

In the first quarter of 2015, adjusted results exclude the following:

•	A $78.1 million pre-tax gain ($69.0 million net of tax) included in other income, related to the sale of our remaining interest in the third-party apparel sourcing business.

Fiscal 2014

In the first quarter of 2014, there were no adjustments to results.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com